As filed with the Securities and Exchange Commission on August 5, 2016 Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

A10 NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware		20-1446869
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
3 West Plumeria Drive San Jose, CA 95134
(Address of principal executive offices, including zip code)

2014 Employee Stock Purchase Plan, As Amended
(Full title of the plan)

Lee Chen President and Chief Executive Officer A10 Networks, Inc. 3 West Plumeria Drive San Jose, CA 95134 (408) 325-8668
(Name, address and telephone number, including area code, of agent for service)

Herbert P. Fockler Mark B. Baudler Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Copies to:	Robert Cochran Vice President, Legal and Corporate Collaboration A10 Networks, Inc. 3 West Plumeria Drive San Jose, CA 95134 (408) 325-8668

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Proposed Maximum Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share, reserved for issuance pursuant to the 2014 Employee Stock Purchase Plan	4,000,000 (2)	$ 6.55(3)	$26,200,000	$2,638.34
TOTAL	4,000,000		$26,200,000	$2,638.34
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant’s 2014 Employee Stock Purchase Plan, As Amended (the “ESPP”) by reason of any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2) Reflects an increase of 4,000,000 on to the number of shares of Registrant’s Common Stock reserved for issuance under the ESPP, which was approved by the Registrant’s stockholders on June 1, 2016.
(3) Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $7.71, which represents the average of the high and low price per share of the Registrant’s common stock on July 29, 2016 as reported on the New York Stock Exchange. Pursuant to the ESPP, the purchase price of the shares of the Registrant’s common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value on (i) the first trading day of the offering period or (ii) the purchase date.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 (the “Registration Statement”) registers additional shares of Common Stock of A10 Networks, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2014 Employee Stock Purchase Plan, As Amended (the “ESPP”).

On April 15, 2016, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included proposals to, among other things, amend the ESPP to remove the automatic annual share increase thereunder and increase the number of shares available for issuance by 4,000,000 shares of Common Stock (the “ESPP Amendment”). On June 1, 2016, the Registrant’s stockholders approved the ESPP Amendment, and the number of shares of the Registrant’s Common Stock reserved for grant and issuance under the ESPP increased by 4,000,000 shares. Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s previously filed registration statements on Form S-8 relating to the ESPP, filed with the Commission on March 21, 2014 (No. 333-194719), March 11, 2015 (No. 333-202652) and March 1, 2016 (No. 333-209835), including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)The Registrant’s Annual Report on Form 10-K filed with the Commission on March 1, 2016 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2) All other reports of the Registrant filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above (other than documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission); and

(3) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36331) filed with the Commission on March 21, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Incorporated by Reference Herein
Exhibit Number	Description	Filed Herewith	Form	File No.	Exhibit	Filing Date
4.1	Specimen common stock certificate of the Registrant		S-1/A	333-194015	4.1	3/10/2014
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation	X
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)	X
24.1	Power of Attorney (contained on signature page hereto)	X
99.1	2014 Employee Stock Purchase Plan and forms of agreement thereunder		S-1/A	333-194015	10.5	3/10/2014
99.2	2014 Employee Stock Purchase Plan, As Amended		DEF 14A	001-36343	Appendix A	4/15/2016

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 5, 2016.
A10 NETWORKS, INC.
By: /s/ Lee Chen
Lee Chen
Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lee Chen and Greg Straughn, and each of them, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S‑8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lee Chen	Chief Executive Officer, President and Director	August 5, 2016
Lee Chen	(Principal Executive Officer)

/s/ Greg Straughn	Chief Financial Officer	August 5, 2016
Greg Straughn	(Principal Accounting and Financial Officer)

/s/ Robert Cochran	Vice President, Legal and Corporate Collaboration	August 5, 2016
Robert Cochran	and Secretary and Director

/s/ Peter Y. Chung	Director	August 5, 2016
Peter Y. Chung

/s/ Alan S. Henricks	Director	August 5, 2016
Alan S. Henricks

/s/ Phillip J. Salsbury	Director	August 5, 2016
Phillip J. Salsbury

EXHIBIT INDEX

Incorporated by Reference Herein
Exhibit Number	Description	Filed Herewith	Form	File No.	Exhibit	Filing Date
4.1	Specimen common stock certificate of the Registrant		S-1/A	333-194015	4.1	3/10/2014
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation	X
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)	X
24.1	Power of Attorney (contained on signature page hereto)	X
99.1	2014 Employee Stock Purchase Plan and forms of agreement thereunder		S-1/A	333-194015	10.5	3/10/2014
99.2	2014 Employee Stock Purchase Plan, As Amended		DEF 14A	001-36343	Appendix A	4/15/2016